UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JOHNSON CONTROLS INTERNATIONAL PLC	TYCO FIRE & SECURITY FINANCE S.C.A.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Ireland	Grand Duchy of Luxembourg
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0390500	98-1202623
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Albert Quay Cork, Ireland	2, rue Jean Monnet Luxembourg, Grand Duchy of Luxembourg
(Address of principal executive offices)	(Address of principal executive offices)

T12 X8N6	2180
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.250% Senior Notes due 2035	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269534 and 333-269534-01

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Securities To Be Registered.

The securities to be registered hereunder are €800,000,000 aggregate principal amount of 4.250% Senior Notes due 2035 (the “Notes”) issued by Johnson Controls International plc, an Irish public company limited by shares (“JCI”), and Tyco Fire & Security Finance S.C.A., a Luxembourg corporate partnership limited by shares (together with JCI, the “Registrants”).

Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Debt Securities” in the prospectus dated February 2, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2023 (File Nos. 333-269534 and 333-269534-01), and under the caption “Description of Notes” in the prospectus supplement thereto dated May 16, 2023, which was filed with the SEC on May 17, 2023 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and are incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated December 28, 2016, between Johnson Controls International plc and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on December 28, 2016).

4.2	Tenth Supplemental Indenture, dated May 23, 2023, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A., U.S. Bank Trust Company, National Association, as trustee, and Elavon Financial Services DAC, as paying agent (attaching the form of the Notes) (incorporated herein by reference to Exhibit 4.2 to Johnson Controls International plc’s Current Report on Form 8-K filed on May 23, 2023).

4.3	Form of the Notes (included in Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: May 31, 2023	By:	/s/ Richard J. Dancy
	Name:	Richard J. Dancy
	Title:	Vice President and Corporate Secretary

TYCO FIRE & SECURITY FINANCE S.C.A.

	By:	TYCO FIRE & SECURITY S.À R.L. its General Partner and manager

	By:	/s/ Peter Schieser
	Name:	Peter Schieser
	Title:	General Manager